UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Cardtronics plc

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[Communication sent to employees of Cardtronics plc on January 25, 2021.]

January 25, 2021

Team,

I am excited to tell you that we have entered into a definitive agreement to combine with NCR, which will acquire all outstanding shares of Cardtronics for $39.00 per share. Prior to entry into the agreement with NCR, Cardtronics terminated its previously announced acquisition agreement with an entity affiliated with funds managed by affiliates of Apollo Global Management, Inc.

Our board of directors and executive leadership team believe that the agreement with NCR is in the best interest of our key stakeholders, including our dedicated employees, and is a strong endorsement of the successful company we all have built. Together, we should all be very proud of what we have accomplished as a team.

We believe that Cardtronics and NCR are a great fit with many of the same values and highly complementary business platforms and assets. Our customers’ needs and expectations are growing and evolving, and we believe by combining our capabilities, we are better positioned to capitalize on this burgeoning opportunity.

I have had multiple conversations with NCR President & CEO Mike Hayford and his team. I came away from these discussions impressed with their vision and their genuine recognition and thoughtfulness toward the integration of Cardtronics’ people and businesses when the transaction closes. After closing, we will be part of a global organization with nearly 38,000 employees and a proud legacy and future of innovation in commerce.

I will host a virtual town hall meeting today at 10 a.m. CT to discuss the transaction with you. Mike and I will also host a joint employee webcast tomorrow at 8 a.m. CT to express our thoughts and enthusiasm for the business combination. Details for the webcast will go out this afternoon, and I invite you to submit questions in advance using this link. I will also host a town hall for our team members in Australia this week on Tuesday at 6:30 p.m. CT/Wednesday at 11:30 a.m. AEDT.

As far as the next steps, we expect to complete the transaction in mid-year 2021, subject to receipt of regulatory approvals and satisfaction of customary closing conditions, including approval by Cardtronics’ shareholders. Until the transaction closes, we will continue to operate as separate companies. I want to strongly emphasize our need to continue focusing on delivering upon our strategic objectives and providing exceptional customer service.

It may take time to have all the answers to the questions I am sure many of you have. However, what I can say is that we are enthusiastic about the company’s future and the many benefits this transaction will bring to our employees, partners, and customers, as well as our collective future growth as individuals and as a business.

We will do our best to relay details and be transparent as the process moves forward. We have prepared an FAQ, and we welcome your questions at corporatecommunications@cardtronics.com.

As a reminder, you should forward any calls or emails from the media to Paul Wilmore at pwilmore@cardtronics.com or Lisa Albiston at lisa.albiston@cardtronics.com. Similarly, please refer any calls from investors or analysts to Brad Conrad at bconrad@cardtronics.com.

I am enthusiastic about this new chapter in our partnership with NCR and hope you share my excitement. On behalf of our board of directors and leadership team, thank you for your continued hard work and dedication to Cardtronics.

Best regards,

Ed

FREQUENTLY ASKED QUESTIONS (FAQS)

1.	What are the benefits of this business combination?

The combination of NCR and Cardtronics will provide growth opportunities for both companies by accelerating our ATM-as-a-service strategy and enhancing our mutual ability to provide innovative solutions to our customers. Cardtronics’ Allpoint network is highly complementary to NCR’s payments platform and will enable the combined company to seamlessly connect retail and bank customers while capitalizing on the banking industry’s transition toward infrastructure outsourcing and branch rationalization. We also see meaningful opportunities in payments by utilizing NCR’s strength to expand Cardtronics’ reach into retail and hospitality. Importantly, the proposed transaction will deliver significant value to both sets of shareholders, with Cardtronics’ shareholders receiving a compelling and certain all-cash premium, while NCR’s shareholders will benefit from immediate and longer-term accretion.

2.	How much is NCR paying for Cardtronics?

$39.00 per share in cash, or an enterprise value of approximately $2.5 billion, including net debt.

3.	When will the transaction close?

We expect the business combination to close by mid-year 2021, subject to receipt of regulatory approvals and satisfaction of customary closing conditions, including approval by Cardtronics’ shareholders.

4.	What happened to the agreement with Apollo?

Prior to entry into the agreement with NCR, Cardtronics terminated its previously announced acquisition agreement with an entity affiliated with funds managed by affiliates of Apollo Global Management, Inc. In connection with the termination, NCR paid to Apollo the termination fee of $32.6M on the company’s behalf in accordance with the terms of the acquisition agreement.

5.	Who is NCR?

NCR Corporation (NYSE: NCR) is a leading software- and services-led enterprise provider in the financial, retail and hospitality industries. NCR is headquartered in Atlanta, Georgia, with 36,000 employees globally. You can learn more by visiting www.ncr.com.

6.	What does this mean for me?

The largest single contributor to our value as a company is our employees. It is your collective efforts that drive results and create solutions and opportunities for our customers, the value of which has been recognized by NCR acquiring Cardtronics and combining our companies. We believe that this combination will benefit from the expertise of both companies’ employees and leaders. Moreover, with the greater scale and the enhanced global presence this business combination will bring, we expect there to be expanded opportunities for personal and professional development and career growth for employees across our organization.

7.	Will there be layoffs as a result of this business combination?

Both Cardtronics and NCR have talented people, and it is NCR’s intent to keep the great talent of both organizations. NCR is combining with Cardtronics for its people as well as its services. As with all combinations like this, there are certain synergies in bringing the two companies together, and we are committed to treating everyone whose role may be impacted with dignity and respect. However, this transaction is about growth, and NCR anticipates retaining the vast majority of the Cardtronics team.

8.	Should we expect any changes to benefits and compensation?

Cardtronics will operate as an independent company until the transaction closes and your salary and benefits remain unchanged. As a diversified global company, the combined company will be committed to providing comprehensive and competitive compensation and benefits for all employees to attract and retain talent.

9.	Will this announcement have an immediate effect on day-to-day operations?

Until the transaction closes, we will continue to operate as an independent company. We are relying on all of you to continue serving our customers with the same quality and commitment they have come to expect from us. While we are very excited about the transaction and what it will mean for our business, our top priority in the near-term will be continuing to operate as usual. The most important thing you can do is stay engaged, flexible, and focused on your day-to-day responsibilities, maintain a safe work environment, and continue to provide exceptional customer service.

10.	Will Cardtronics be a separate business unit or division of NCR? Will Cardtronics maintain its name and brand?

Those decisions will be made as part of the integration process. Right now, we are focused on completing a deal that delivers superior value to Cardtronics shareholders and advances NCR’s strategy.

11.	What will this mean for customers?

The combination of NCR and Cardtronics will provide growth opportunities for both companies by accelerating the NCR-as-a-service strategy and enhancing our mutual ability to provide innovative solutions to our customers.

Cardtronics’ Allpoint network is highly complementary to NCR’s payments platform and will enable the combined company to seamlessly connect retail and bank customers while capitalizing on the banking industry’s transition toward infrastructure outsourcing and branch rationalization.

There are also meaningful opportunities in payments by utilizing NCR’s strength to expand Cardtronics’ reach into retail and hospitality.

12.	What happens next?

Together with NCR, we will establish a team to develop a detailed and thoughtful integration plan to make the post-closing transition as seamless, efficient, and productive as possible. Because Cardtronics and NCR already have a strong working relationship, we are confident that our companies can smoothly integrate the business upon closing the transaction. However, until this transaction closes, we will continue to operate as separate companies. We will rely on you to remain focused on your daily responsibilities, continue to deliver exceptional customer service, and remain committed to our core values.

13.	How can I stay informed?

We will do our best to relay details and be transparent as the process moves forward. We welcome your questions at corporatecommunications@cardtronics.com.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed acquisition of Cardtronics plc (“Cardtronics”) by NCR Corporation (“NCR”). This communication does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, Cardtronics plans to file with the SEC and mail or otherwise provide to its shareholders a proxy statement regarding the proposed transaction. Cardtronics may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document that may be filed by Cardtronics with the SEC.

BEFORE MAKING ANY VOTING DECISION, CARDTRONICS’ SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY CARDTRONICS WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at Cardtronics shareholder meetings to approve the proposed transaction, the scheme of arrangement or related matters, or other responses in relation to the proposed transaction, should be made only on the basis of the information contained in Cardtronics’ proxy statement (including the scheme documentation). Shareholders may obtain a free copy of the proxy statement and other documents Cardtronics files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. Cardtronics makes available free of charge on its investor relations website at ir.cardtronics.com copies of materials it files with, or furnishes to, the SEC.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

The proposed transaction will be implemented solely pursuant to the scheme of arrangement, subject to the terms and conditions of the Acquisition Agreement, which contain the full terms and conditions of the proposed transaction.

Participants in the Solicitation

Cardtronics and its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from Cardtronics’ shareholders in connection with the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of Cardtronics’ directors and executive officers in Cardtronics’ Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 2, 2020, and its definitive proxy statement for the 2020 annual general meeting of shareholders, which was filed with the SEC on April 1, 2020. To the extent the holdings of Cardtronics’ securities by Cardtronics’ directors and executive officers have changed since the amounts set forth in Cardtronics’ proxy statement for its 2020 annual general meeting of shareholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed transaction will be included in the proxy statement relating to the proposed transaction when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the investor relations page of the Company’s website at ir.cardtronics.com.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”), including statements containing the words “expect,” “intend,” “plan,” “believe,” “will,” “should,” “would,” “could,” "may," and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. Cardtronics intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act.

Statements that describe or relate to Cardtronics’ plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements include, without limitation, statements regarding Cardtronics’ plans to manage its business through the novel strain of the coronavirus identified in late 2019 (“COVID-19”) pandemic and the health and safety of its customers and employees; the expected impact of the COVID-19 pandemic on Cardtronics’ operating goals and actions to manage these goals; expectations regarding cost and revenue synergies; expectations regarding Cardtronics’ cash flow generation, cash reserve, liquidity, financial flexibility and impact of the COVID-19 pandemic on Cardtronics’ employee basee; expectations regarding Cardtronics’ ability to capitalize on market opportunities; Cardtronics’ financial outlook; the effect of the announcement of the proposed transaction on the ability of Cardtronics to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Cardtronics does business, or on Cardtronics operating results and business generally; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; the outcome of any legal proceedings related to the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the acquisition agreement; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory approvals on the terms expected, at all or in a timely manner; the ability of Cardtronics to implement its plans, forecasts and other expectations with respect to its business after the completion of the proposed transaction and realize expected benefits; business disruption following the proposed transaction; and the potential benefits of an acquisition of Cardtronics.

Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors listed in Item 1A “Risk Factors” of Cardtronics’ Annual Report on Form 10-K filed with the SEC on March 1, 2020, and those factors detailed from time to time in Cardtronics’ other SEC reports including quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, there can be no assurance that a transaction with Cardtronics will be agreed to or occur, and if agreed, the terms of any such transaction. Cardtronics does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.